Exhibit 99.1


  Brooks Automation Reports Fiscal 2003 Fourth-Quarter and Full-Year Results

    CHELMSFORD, Mass., Oct. 30 /PRNewswire-FirstCall/ -- Brooks Automation, Inc. (Nasdaq: BRKS), which delivers total automation for semiconductor and other complex manufacturing industries, today announced results for the fiscal fourth quarter and fiscal year ended September 30, 2003. Results were generally in-line with expectations set in the preceding quarter.
    Revenues for the fourth quarter were $81.7 million, a decline of 2.7 percent from the preceding quarter revenues of $84.0 million. Revenues for fiscal year 2003 were $343.6 million.
    Bookings for the quarter were $83.1 million, a sequential increase of 13.2 percent over the preceding quarter bookings of $73.4 million. Bookings for fiscal year 2003 were $323.1 million.
    The net loss for the fourth quarter on a GAAP ("Generally Accepted Accounting Principles") basis was $49.5 million, or $1.33 per share, compared to a net loss on the same basis of $36.4 million, or $0.99 per share in the immediately preceding quarter. The GAAP loss in the fourth quarter included a non-cash charge of $39.9 million for the impairment of goodwill upon completion of our annual impairment test as required by FAS 142, "Goodwill and Other Intangible Assets." The tangible book value of the company was not affected by the impairment charge. The net GAAP loss for fiscal 2003 was $185.8 million or $5.05 per share, compared to a loss of $720.0 million in fiscal 2002 or $27.90 per share on the same basis.
    The net loss for the fourth quarter on a "pro forma" basis, defined as net loss before amortization of acquired intangible assets and other acquisition and disposition related charges, net of income taxes, was $7.2 million or $0.19 per share, compared to the preceding quarter pro forma loss of $10.9 million or $0.29 per share. It has been the practice of Brooks to report pro forma financial results since management believes that presenting the operating results before taking into account such charges provides useful information to aid in understanding ongoing, recurring operations. As in previous earnings reports, a reconciliation of GAAP to pro forma losses for the quarter and the year is included in the attached exhibits.
    The net cash balance at the end of the fourth quarter was $198.6 million, including cash, cash equivalents, short-term and long-term marketable securities.
    Robert J. Therrien, chairman and chief executive officer of Brooks Automation, said: "The just-concluded fourth quarter was positive for Brooks in a number of areas as we met or exceeded many of our short-term objectives for the quarter. The company's bookings came off the June bottom and grew
13.2 percent quarter-over-quarter while revenues decreased slightly from the preceding quarter, both in accordance with our previous guidance. We continued to keep a tight rein on costs, reducing our quarterly pro forma operating expenses from $37.0 million in the June quarter to $33.1 million in the September quarter. On a broader scale, we are encouraged by signs that the semiconductor industry is gathering momentum for a recovery cycle in the next 6 to 12 months. The rapid adoption of new technologies such as the transition to 300mm wafers, the shrinking size of the transistors, implementation of new materials and fab capacity utilization levels further support our view that semiconductor capital expenditures are likely to increase in 2004. As the semiconductor industry's largest independent automation supplier, Brooks is well-positioned to participate significantly in the next investment cycle."
    Mr. Therrien reviewed some of the highlights of the fourth quarter and fiscal year 2003: "Operationally, we have stayed focused on consolidating our factories into three main sites and strengthening our manufacturing capabilities, which we believe will result in a significant competitive advantage when the industry ramps up. Our operating expense for the quarter has been reduced by approximately $25 million compared to September 2002, primarily through our consolidation efforts including a net reduction in workforce from approximately 3,000 to 1,878 employees. We believe we have improved our market position in our core OEM business during this downturn, and stand to benefit from the continued outsourcing trend of top tier customers, who look to work with Brooks to closely couple our design and manufacturing capability to their benefit. This enables our OEM customers to focus on their value proposition -- process development, process integration and customer services. On the fab end user side of the business, we continue to do business with nearly every 300mm fab with our broad offering of factory hardware and software across a diverse customer base ranging from DRAM to logic semiconductor manufacturers, as well as flat panel display customers and other industries."
    Mr. Therrien commented on Brooks' business environment. "The timing of several large projects that impact our revenues are scheduled to close at the end of the December quarter and may push into the March quarter. As a result, we are guiding revenues for the December quarter to be flat sequentially from the September quarter, while bookings are expected to increase approximately 10 percent quarter-over-quarter. The GAAP loss for the December quarter is estimated to be in the range of $0.28 to $0.35 per share and pro forma loss to be essentially unchanged from the September quarter at the current revenue level. We remain focused in the near term on improving the operating margins of the company and managing our cash, and as we head into a market upturn in the next few quarters, we hope to gain significant operating leverage and further solidify our market share while delivering more value to our customers and shareholders."

    Q4 Fiscal 2003 Highlights

    -- Announced the new OneFab AMHS 300mm solution at Semicon West in July and subsequently introduced the system to customers in the United States, Asia and Europe.
    -- Received large order for factory automation hardware from a new 300mm
       DRAM fab in Taiwan.
    -- Shipped the first EFEM to a large OEM as part of their new outsourced automation systems model.
    -- Shipped the first HX 7000 flat panel display cluster tool platform to a
       Korean customer.
    -- Captured 12 new design-in wins during the quarter.
    -- Shipped the first new GXT 9000 300mm double cluster tool to an OEM customer.
    -- Shipped the 10,000th Brooks 300mm loadport during the quarter.
    -- Received order for 200mm SMIF expansion from a fab in southeast Asia. -- Received add-on AMHS expansion orders from 2 customers.
    -- Received orders from 2 different customers, one in the US and one in Japan, for multiple site licenses of MES software as corporate-wide standards.
    -- Received orders for RTD software licenses for multiple sites from an
       European semiconductor manufacturer.
    -- Elected Edward C. Grady, president and chief operating officer of Brooks Automation, to Brooks' Board of Directors, on September 18, 2003.
    -- Elected A. Clinton Allen of Needham, Massachusetts and John K.
       McGillicuddy of Wayland, Massachusetts to the Board of Directors of Brooks effective October 1, 2003.

    Pro Forma Results
    In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles (GAAP), Brooks also discloses pro forma, or "non-GAAP", results of operations. These pro forma results are comprised of net income or net loss before the amortization of acquired intangible assets and other acquisition and disposition related charges, net of income taxes. Pro forma results are provided as a complement to the results provided in accordance with GAAP on the basis of management's belief that presenting the Company's operating results before taking such charges into account provides useful information to aid in understanding ongoing, recurring operations.

    Conference Call
    Brooks Automation will host a conference call on October 30, 2003 at 9:00 AM Eastern to review its fiscal fourth quarter results. On the call, management will discuss the information contained in this announcement and answer related questions.

     Conference Call Date:   Thursday, October 30, 2003
     Time:                   9:00 a.m. Eastern
                             8:00 a.m. Central
                             7:00 a.m. Mountain
                             6:00 a.m. Pacific

     Dial in #:              (913) 981-4913
     Passcode:               566751

    This call will also be Webcast live, and can be accessed through the Brooks investor relations web page at http://investor.brooks.com. Click on the link, Webcasts, and then the link for "Brooks Automation Fiscal 2003 Fourth Quarter Earnings Webcast".
    An archive of the Webcast will be made available following the call, and can be accessed for the next twelve months on the section for Webcasts at http://investor.brooks.com under the title "Brooks Automation Fiscal 2003 Fourth Quarter Earnings Webcast". A telephone replay will also be made available following the call at the following number: (719) 457-0820, beginning @ 2:00 p.m. Thursday, October 30, 2003, and available 7 days. The passcode for the replay is: 566751.

    About Brooks Automation, Inc.
    Brooks Automation (Nasdaq: BRKS) is a leading worldwide provider of automation solutions to the global semiconductor and other complex manufacturing industries. The company's factory and tool automation hardware, software and professional services can manage every wafer, reticle and data movement in the fab, helping semiconductor chip manufacturers improve throughput and yield while reducing both cost and time to market. Brooks products and services are used in virtually every fab in the world. For more information, visit http://www.brooks.com.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
    Some statements in this release are forward-looking statements made under
Section 21E of the Securities Exchange Act of 1934.   These statements are
neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our revenue and profit and loss expectations, future sufficiency of our cash position, our future business strategy and market opportunities, improvements in our business, level of capital expenditures in the semiconductor industry, demand for our products, and the outlook of the general economy and the semiconductor industry. Factors that could cause results to differ from our expectations include the following: our dependence on the cyclical semiconductor industry; the possibility of further or future downturns in market demand for electronics (including especially the market for semiconductor products); the highly competitive nature and rapid technological change that characterizes the industries in which we compete; decisions by customers to cancel or defer orders that previously had been accepted; decisions by customers to reject the products we ship to them; the fact that design-in wins do not necessarily translate to significant revenue; the timing and effectiveness of restructuring, cost-cutting and expense control measures; intense price competition; possible disputes concerning intellectual property; continuing uncertainties in global political and economic conditions; the possibility that the value of certain acquired assets or businesses may have to be written down in light of prevailing market conditions and other factors; and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to Brooks' Annual Report on Form 10-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.
    All trademarks contained herein are the property of their respective owners.

                           BROOKS AUTOMATION, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                (in thousands)

                                               September 30,  September 30,
                                                        2003           2002

    ASSETS
    Cash, cash equivalents and marketable
     securities                                     $124,999       $150,650
    Accounts receivable, net                          69,374         89,150
    Inventories                                       53,212         78,193
    Other current assets                              22,427         15,560

      Total current assets                           270,012        333,553

    Property, plant and equipment, net                64,825         84,792
    Long-term marketable securities                   69,108         95,087
    Intangible assets, net                            79,550        118,804
    Other assets                                       9,206         25,261

      Total assets                                  $492,701       $657,497


    LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS' EQUITY
    Current liabilities                             $134,857       $157,215
    Convertible subordinated notes                   175,000        175,000
    Other long-term liabilities                       19,851         16,554

      Total liabilities                              329,708        348,769

    Minority interests                                   707            493

    Stockholders' equity                             162,286        308,235

      Total liabilities, minority interests
       and stockholders' equity                     $492,701       $657,497



    Cash, cash equivalents, short-term and long-term marketable securities

     September 30, 2003                             $198,588
     June 30, 2003                                  $209,646
     March 31, 2003                                 $212,933
     December 31, 2002                              $214,973
     September 30, 2002                             $245,737


                           BROOKS AUTOMATION, INC.
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share data)

                               Three months ended         Twelve months ended
                                  September 30,              September 30,
                              2003          2002         2003          2002
                                  (unaudited)

    Revenues               $81,746      $103,186     $343,610      $304,254

    Cost of revenues        54,700        86,506      239,944       221,210

    Gross profit            27,046        16,680      103,666        83,044

    Operating expenses:
     Research and
      development           15,363        24,801       72,894        75,055

     Selling, general and
      administrative        19,483        34,977       98,308       101,205

     Acquisition-related and
      restructuring charges  (309)        24,106       46,257        35,032

                            34,537        83,884      217,459       211,292

    Loss from operations
     before amortization
     of acquired intangible
     assets                (7,491)      (67,204)    (113,793)     (128,248)


    Amortization of acquired
     intangible assets      40,677       487,859       44,605       499,570


    Loss from operations  (48,168)     (555,063)    (158,398)     (627,818)


    Interest expense, net   1,868           448         5,975           450
    Other (income) expense,
     net                     (522)           189       16,267         (856)


    Loss before income taxes
     and minority
     interests            (49,514)     (555,700)    (180,640)     (627,412)

    Income tax provision       22       117,780        4,9069         2,816
    Loss before minority
     interests            (49,536)     (673,480)    (185,546)     (720,228)


    Minority interests in
     earnings (loss) of
     consolidated subsidiary     3         (184)          214         (274)

    Net loss attributable to
     common stockholders $(49,539)    $(673,296)  $ (185,760)    $(719,954)

    Loss per share attributable to common stockholders:
       Basic               $(1.33)      $(18.76)      $(5.05)      $(27.90)
       Diluted             $(1.33)      $(18.76)      $(5.05)      $(27.90)

    Shares used in computing loss
     per share attributable
     to common stockholders:

       Basic                37,180        35,885       36,774        25,807
       Diluted              37,180        35,885       36,774        25,807



       Pro Forma Net Loss Before Amortization of Acquired Intangible Assets and Other Acquisition and Disposition Related Charges

    Net loss attributable to common
     stockholders before amortization
     of acquired intangible assets
     and other acquisition and
     disposition related charges,
     net of taxes         $(7,169)     $(16,326)   $ (54,714)     $(45,521)



    Net loss attributable to common
     stockholdersbefore amortization
     of acquired intangible assets
     and other acquisition and
     disposition related charges,
     net of taxes,
     assuming dilution    $(7,169)     $(16,326)   $ (54,714)     $(45,521)


    Loss per share attributable
     to common stockholders before
     amortization of acquired
     intangible assets and other
     acquisition and disposition
     related charges,
     net of taxes

    Basic                  $(0.19)       $(0.45)      $(1.49)       $(1.76)
    Diluted                $(0.19)       $(0.45)      $(1.49)       $(1.76)


    Shares used in computing loss
     per shareattributable to common
     stockholders before amortization
     of acquired intangible assets
     and other acquisition and
     disposition related charges,
     net of taxes

    Basic                   37,180        35,885       36,774        25,807
    Diluted                 37,180        35,885       36,774        25,807



                           BROOKS AUTOMATION, INC.
                      CALCULATION OF PRO FORMA NET LOSS
              BEFORE AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS
            AND OTHER ACQUISITION AND DISPOSITION RELATED CHARGES
                FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003
                    (in thousands, except per share data)
                                 (unaudited)

                                  U.S. GAAP     Adjustments     Pro Forma

    Revenues                        $81,746              $-       $81,746
    Cost of revenues                 54,700            285(A)      54,415

    Gross profit                     27,046           (285)        27,331

    Operating expenses:
     Research and development        15,363            280(B)      15,083
     Selling, general and
      administrative                 19,483          1,437(C)      18,046
     Acquisition-related and
      restructuring charges           (309)           (309)             -
                                     34,537           1,408        33,129

    Loss from operations before
     amortization of
     acquired intangible assets     (7,491)         (1,693)       (5,798)

    Amortization of acquired
     intangible assets               40,677          40,677             -

    Loss from operations           (48,168)        (42,370)       (5,798)

    Interest expense, net             1,868               -         1,868
    Other (income), net               (522)               -         (522)

    Loss before income taxes
     and minority interests        (49,514)        (42,370)       (7,144)

    Income tax provision                 22               -            22

    Loss before minority interests (49,536)        (42,370)       (7,166)

    Minority interests in earnings
     of consolidated subsidiary           3               -             3

    Net loss attributable to common
     stockholders                 $(49,539)       $(42,370)      $(7,169)


    Loss per share attributable to common stockholders:
       Basic                        $(1.33)                       $(0.19)
       Diluted                      $(1.33)                       $(0.19)

    Shares used in computing loss per share attributable
     to common stockholders:
       Basic                         37,180                        37,180
       Diluted                       37,180                        37,180


    Adjustments include amortization of acquired intangible assets and other acquisition and disposition related charges.

    (A) Comprised of:
        Deferred compensation expense -
         IAS                            $11
        Deferred compensation expense -
         PRI                            274
                                       $285

    (B) Comprised of:
        Deferred compensation expense -
         PRI                           $242
        Deferred compensation expense -
         KLA                             38
                                       $280

    (C) Comprised of:
        Deferred compensation expense -
         IAS                           $855
        Deferred compensation expense -
         PRI                            582
                                     $1,437


                             BROOKS AUTOMATION, INC.
                        CALCULATION OF PRO FORMA NET LOSS
                BEFORE AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS
              AND OTHER ACQUISITION AND DISPOSITION RELATED CHARGES
                      FOR THE YEAR ENDED SEPTEMBER 30, 2003
                      (in thousands, except per share data)
                                   (unaudited)

                                  U.S. GAAP     Adjustments     Pro Forma

    Revenues                       $343,610              $-      $343,610
    Cost of revenues                239,944          9,353(A)     230,591

    Gross profit                    103,666         (9,353)       113,019

    Operating expenses:
    Research and development         72,894          2,907(B)      69,987
    Selling, general and
     administrative                  98,308         12,176(C)      86,132
    Acquisition-related and
     restructuring charges           46,257          46,257             -
                                    217,459          61,340       156,119

    Loss from operations before
     amortization of
     acquired intangible assets   (113,793)        (70,693)      (43,100)

    Amortization of acquired
     intangible assets               44,605          44,605             -

    Loss from operations          (158,398)       (115,298)      (43,100)

    Interest expense, net             5,975               -         5,975
    Other expense, net               16,267         14,805(D)       1,462

    Loss before income taxes and
     minority interests           (180,640)       (130,103)      (50,537)

    Income tax provision              4,906             943         3,963

    Loss before minority
     interests                    (185,546)       (131,046)      (54,500)

    Minority interests in earnings
     (loss) of consolidated subsidiary  214               -           214

    Net loss attributable
     to common stockholders      $(185,760)      $(131,046)     $(54,714)

    Loss per share attributable
     to common stockholders:
       Basic                        $(5.05)                       $(1.49)
       Diluted                      $(5.05)                       $(1.49)

    Shares used in computing loss per share attributable
    to common stockholders:
       Basic                         36,774                        36,774
       Diluted                       36,774                        36,774


    Adjustments include amortization of acquired intangible assets and other acquisition and disposition related charges.

    (A) Comprised of:
        Adjustments to inventory     $5,526
        Accelerated depreciation
         on property,
         plant and equipment          1,556
        Retention                       225
        Deferred compensation expense -
         IAS                            225
        Deferred compensation expense -
         PRI                          1,821
                                     $9,353

    (B) Comprised of:
        Accelerated depreciation on property,
         plant and equipment           $493
        Deferred compensation expense -
         PRI                          1,697
        Deferred compensation expense -
         KLA                            717
                                     $2,907

    (C) Comprised of:
        Accelerated depreciation
         on property,
         plant and equipment         $7,319
        Deferred compensation expense -
         IAS                            891
        Deferred compensation expense -
         PRI                          3,966
                                    $12,176

    (D) Comprised of:
        Loss on disposal
         of Shinsung warrants       $11,543
        Loss on disposal
         of Shinsung shares           3,025
        Other                           237
                                    $14,805


     Contact:
     Mark Chung
     Director of Investor Relations
     Brooks Automation, Inc.
     Telephone: (978) 262-2459
     mark.chung@brooks.com

SOURCE  Brooks Automation, Inc.
    -0-                             10/30/2003
    /CONTACT: Mark Chung, Director of Investor Relations of Brooks Automation, Inc., +1-978-262-2459, mark.chung@brooks.com/
    /Web site:  http://www.brooks.com/
    (BRKS)

CO:  Brooks Automation, Inc.
ST:  Massachusetts
IN:  CPR SEM
SU:  ERN CCA MAV